UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2010

NUGEN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52865	26-1946130
(Commission File Number)	(IRS Employer Identification No.)

44645 Guilford Drive, Suite 201, Ashburn, Virginia 20147
 (Address of Principal Executive Offices, Zip Code)

(703) 858-0036
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2010 and December 5, 2010, NuGen Holdings, Inc., a Delaware corporation (the “Company”), entered into subscription agreements (the “Subscription Agreements”) with three foreign investors (each of which are “accredited investors” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to which, among other things, the Company issued an aggregate of 5,500,000 shares and 412,500 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $0.16 per share, for aggregate gross proceeds of $880,000 and $66,000, respectively. Such issuances were made in reliance on an exemption from registration under Regulation S promulgated under the Securities Act. Pursuant to the Subscription Agreements each investor executed and delivered to the Company (i) an irrevocable proxy appointing Eric Takamura, the Company’s Chief Executive Officer, as his proxy to vote his Shares, and (ii) a lock-up agreement pursuant to which each investor agreed not to transfer, dispose of or encumber any of the Company’s securities for a nine-month period.

On October 22, 2010, the Company entered into subscription agreements with two accredited investors pursuant to which the Company issued 3% convertible promissory notes (the “Notes”) in the aggregate principal amount of $70,000. The Notes were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

The Notes have a one-year term and are convertible by the Company into Common Stock at a price of $0.18 per share, subject to adjustment in certain circumstances, including fundamental transactions. The Company may prepay all or a portion of the outstanding principal and interest under the Notes upon 3 business days’ notice and may repay any accrued interest in cash or additional shares of Common Stock. The amount due under the Notes will become immediately due and payable if the Company fails to pay unpaid principal on the maturity date which failure continues for 10 days, any representation or warranty made by the Company is false, incorrect, incomplete or misleading, or the Company dissolves, liquidates, ceases operations, is unable to pay its debts when due, a receiver or trustee is appointed or bankruptcy proceeding are instituted.

For all the terms and conditions of the Subscription Agreements and Notes, reference is hereby made to such documents annexed hereto as Exhibits 10.26 and 10.27 respectively. All statements made herein concerning the foregoing documents are qualified by reference to said Exhibits.

Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 3 – Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.26	Form of Regulation S Subscription Agreement
10.27	Form of Subscription Agreement and Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuGen Holdings, Inc.

January 6, 2011	/s/ Eric Takamura
Name: Eric Takamura
Title: Chairman, Chief Executive Officer and President